UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2004

Commission File Number: 33-72574

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure.

On January 15, 2004, the Company issued a press release announcing results for the quarterly period ended December 25, 2003. In the release, the Company stated, in part:

“The results reflect continued growth in comparable store merchandise sales and gasoline gallons sold, improved merchandise gross margins, and a positive contribution from 138 Golden Gallon stores acquired on October 16, 2003. For the first quarter of fiscal 2004, net income was $4.9 million, matching net income before cumulative effect of change in accounting principle for the corresponding period a year ago. Net income for the first quarter of fiscal 2003 was $1.4 million, or $0.08 per share. Earnings per share on a diluted basis were $0.24 compared with diluted earnings per share before cumulative effect of change in accounting principle of $0.27 in the first quarter of fiscal 2003. First quarter fiscal 2004 diluted earnings per share have been affected by a 12.2% increase in weighted average shares outstanding which reduced diluted earnings per share by approximately $0.03.

As expected, the year-to-year earnings comparison is affected by the Company’s unusually high gasoline margin in the first quarter of fiscal 2003. Results for the first quarter of fiscal 2004 also include expenses totaling approximately $600,000 ($369,000 after taxes, or $0.02 per share) related to the Company’s proposed secondary offering of common stock.

EBITDA for the first quarter of fiscal 2004 was $35.2 million, a 5.9% increase from $33.3 million a year ago. The Company defines EBITDA as net income before interest expense, income taxes, depreciation, amortization, and cumulative effect of change in accounting principle.

Total gross profit for the quarter was $140.4 million, an 11.4% increase from a year ago. Merchandise sales increased 2.7% on a comparable store basis, the Company’s 10th consecutive quarterly gain, and were up 11.4% overall. Merchandise gross margin for the quarter was 34.2%, up 130 basis points from 32.9% in the first quarter of fiscal 2003, reflecting ongoing benefits from the Company’s programs to upgrade and enhance the profitability of its product mix. Total merchandise gross profits were $92.4 million, a 15.8% increase from a year ago.

Comparable store gasoline gallons for the quarter increased 3.4%, with total gallons sold up 14.7%. The average retail price of gasoline increased 2.9% from a year ago, and total gasoline revenues rose 18.0%. Gross margin per gallon of 12.6 cents was in line with expectations, but below the high margin of 13.9 cents in the first quarter last year. Gasoline gross profits totaled $40.9 million, a 3.6% increase from a year ago. The Company’s total revenues for the quarter were $751.3 million, up 15.4% from $651.0 million in the first quarter of fiscal 2003.”

The Company also stated that “[d]uring the first quarter, the Company completed gasoline conversions or image upgrades related to the branding and supply agreements at an additional 109 locations. That brought the total to date to 282 locations, including 112 stores with BP® gasoline, 74 stores with Citgo® gasoline, and 96 stores with the Company’s private label Kangaroo® brand. Plans call for a total of about 1,000 stores to be converted or re-imaged on the gasoline side by the end of fiscal 2005, with concurrent conversions to Kangaroo Express® branding for their merchandise operations.”

EBITDA is not a measure of operating performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net income, cash flows from operating activities and other income or cash flow statement data. We have included information concerning EBITDA as one measure of our cash flow and historical ability to service debt and because we believe investors find this information useful as it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and to service debt. EBITDA as defined may not be comparable to similarly titled measures reported by other companies.

The Pantry, Inc.

Unaudited Consolidated Statements of Operations and Selected Financial Data

(In thousands, except per share and per gallon amounts, margin data and store count)

	Quarter Ended
	December 25, 2003	December 26, 2002
Revenues:
Merchandise	$270,025	$242,340
Gasoline	474,292	401,933
Commissions	7,019	6,704

Total revenues	751,336	650,977
Cost of sales:
Merchandise	177,617	162,567
Gasoline	433,356	362,419

Total cost of sales	610,973	524,986
Gross profit	140,363	125,991
Operating expenses:
Operating, general and administrative	105,379	93,141
Depreciation and amortization	14,075	12,507

Total operating expenses	119,454	105,648
Income from operations	20,909	20,343

Other income (expense):
Interest expense	(13,896)	(12,992)
Fair market value change in non-qualifying derivatives	755	219
Miscellaneous	262	434

Total other expense	(12,879)	(12,339)
Income before income taxes	8,030	8,004
Income tax expense	(3,092)	(3,084)

Net income before cumulative effect	4,938	4,920
Cumulative effect of change in accounting principle	—	(3,482)

Net income	$4,938	$1,438

Earnings per share:
Net income per diluted share	$0.24	$0.08
Net income per diluted share before cumulative effect	$0.24	$0.27
Diluted shares outstanding	20,368	18,161
Selected financial data:
EBITDA	$35,246	$33,284
Net cash provided by (used in) operating activities	$3,958	$(10,057)
Merchandise gross profit	$92,408	$79,773
Merchandise margin	34.2%	32.9%
Gasoline gallons	325,580	283,834
Gasoline gross profit	$40,936	$39,514
Gasoline margin per gallon	$0.1257	$0.1392
Gasoline retail per gallon	$1.46	$1.42
Comparable store data:
Merchandise sales %	2.7%	3.3%
Gasoline gallons %	3.4%	-0.7%
Number of stores:
End of period	1,385	1,280
Weighted-average store count	1,360	1,285

The Pantry, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 25, 2003	September 25, 2003
Assets
Cash and cash equivalents	$52,000	$72,901
Receivables, net	31,567	30,423
Inventories	94,994	84,156
Other current assets	15,649	12,673

Total current assets	194,210	200,153

Property and equipment, net	420,359	400,609
Goodwill, net	337,452	278,629
Other	39,949	34,774

Total assets	$991,970	$914,165

Liabilities and shareholders’ equity
Current maturities of long-term debt	$32,953	$27,558
Current maturities of capital lease obligations	1,375	1,375
Accounts payable	86,274	78,885
Other accrued liabilities	58,795	74,881

Total current liabilities	179,397	182,699

Long-term debt	542,387	470,011
Environmental expenses	14,247	13,823
Deferred income taxes	53,107	50,015
Deferred revenue	37,492	37,251
Capital lease obligations	15,442	15,779
Other	15,709	15,922
Total shareholders’ equity	134,189	128,665

Total liabilities and shareholders’ equity	$991,970	$914,165

The Pantry, Inc.

Reconciliation of Non-GAAP Financial Measure

(In thousands)

	Quarter Ended
	December 25, 2003	December 26, 2002
EBITDA	$35,246	$33,284

Interest expense	(13,141)	(12,773)
Adjustments to reconcile net income to net cash used in operating activities (other than depreciation and amortization, income taxes and cumulative effect of change in accounting principle)	890	1,285

Changes in operating assets and liabilities, net:
Assets	(653)	4,122
Liabilities	(18,384)	(35,975)

Net cash provided by (used in) operating activities	$3,958	$(10,057)

Item 7.     Financial Statements and Exhibits.

(c)             Exhibits—The following exhibit is furnished pursuant to Item 12 as part of this Report on Form 8-K:

Exhibit No.	Description of Document

99.1	Press Release issued on January 15, 2004.

Item 12.     Results of Operations and Financial Condition.*

On January 15, 2004, the Company issued a press release announcing results for the quarterly period ended December 25, 2003. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

*     Pursuant to General Instruction B.6 of Current Report on Form 8-K, the information in this Item 12, including the press release appearing in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 12, including the press release appearing in Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly

Daniel J. Kelly
Vice President, Finance, Chief Financial Officer and Secretary
(Authorized Officer and Principal Financial Officer)

Date: January 15, 2004

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release issued on January 15, 2004